Exhibit 1

AUDIOCODES LTD.

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

DECEMBER 20, 2012

TO THE SHAREHOLDERS OF AUDIOCODES LTD.:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Meeting”) of AudioCodes Ltd., a company formed under the laws of the State of Israel (the “Company”), will be held on Thursday, December 20, 2012 at 2:00 p.m., local time, at the principal executive offices of the Company located at 1 Hayarden Street, Airport City, Lod 70151, Israel (the telephone number at that address is +972-3-976-4000), for the following purposes:

(1)	To reelect Mr. Shabtai Adlersberg as a Class III director;

(2)	To elect Mr. Stanley Stern as a Class III director;

(3)	Subject to approval of Proposal Two, to approve the grant to Mr. Stanley Stern of options to purchase Ordinary Shares of the Company;

(4)	To reelect Mr. Doron Nevo as an outside director for an additional term of three years;

(5)	Subject to approval of Proposal Four, to approve the grant to Mr. Doron Nevo of options to purchase Ordinary Shares of the Company;

(6)	To ratify the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the year ending December 31, 2012, and to authorize the Board of Directors (or the Audit Committee of the Board of Directors, if authorized by the Board) to determine the compensation of the auditors; and

(7)	To review and discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2011.

The foregoing items of business are more fully described in the Proxy Statement that will be mailed to the shareholders on or about November 14, 2012. A copy of the Proxy Statement will also be available at the following websites: http://www.tase.co.il/tase/ or http://www.magna.isa.gov.il (the “Distribution Sites”). Furthermore, shareholders may obtain the Proxy Statement by contacting the Company directly, at the following telephone number: +972-3-976-4000. Shareholders may send standpoint notices in accordance with Israel’s law to the Company no later than November 23, 2012.

Each member of The Tel-Aviv Stock Exchange Ltd. (a “Member”) shall e-mail, upon request and without charge, a link to the Distribution Sites, to each shareholder who is not listed in the Company’s shareholder register and whose shares are held through the Member; provided that each shareholder’s request shall have been submitted (a) with respect to a specific securities account, and (b) prior to the Record Date (as defined below).

A shareholder whose shares are held through a Member may obtain, upon request from the Member, a certification of ownership regarding his/her/its shares. Such certification may be obtained in the Member’s offices or may be sent to the shareholder by mail (subject to payment of the cost of mailing), at the election of the shareholder; provided that the shareholder’s request shall have been submitted with respect to a specific securities account.

Shareholders may review the detailed versions of the proposed resolutions at the offices of the Company located at 1 Hayarden Street, Airport City, Lod 70151, Israel, during regular working hours. Only shareholders who hold Ordinary Shares, nominal value NIS 0.01, of the Company at the close of business on November 13, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

Each Ordinary Share is entitled to one vote upon each of the matters to be presented at the Meeting. The affirmative vote of the holders of a majority of the voting power represented and voting on each of the proposals in person or by proxy is required to approve each of the proposals. In addition, a special majority vote will be required for approval of Proposals Nos. 4 and 5. In order to approve the reelection of Doron Nevo as an outside director and the grant of options to Mr. Nevo in Proposals Nos. 4 and 5, the affirmative vote of the Ordinary Shares must either include at least a majority of the Ordinary Shares voted by shareholders who are not controlling shareholders and do not have a personal interest in the election of, or grant of options to, the outside director (excluding a personal interest that is not related to a relationship with the controlling shareholders), or the total shares of non-controlling shareholders and non-interested shareholders voted against this proposal must not represent more than two percent of the outstanding Ordinary Shares.

All shareholders of record on the Record Date are cordially invited to attend the Meeting in person. Any shareholder attending the Meeting may vote in person even if such shareholder previously signed and returned a proxy.

Shareholders may sign and return proxy cards to the Company no later than December 19, 2012.

FOR THE BOARD OF DIRECTORS

Shabtai Adlersberg
Chairman of the Board

Lod, Israel

November 14, 2012

AUDIOCODES LTD.

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PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

December 20, 2012

The enclosed proxy is solicited on behalf of the Board of Directors of AudioCodes Ltd. (the “Company”) for use at the Company’s Annual General Meeting of Shareholders (the “Meeting”) to be held on Thursday, December 20, 2012 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice. The Meeting will be held at the offices of the Company located at 1 Hayarden Street, Airport City, Lod 70151, Israel. The telephone number at that address is +972-3-976-4000.

These proxy solicitation materials were mailed on or about November 14, 2012 to all shareholders entitled to vote at the Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

You are entitled to receive notice of the Meeting and to vote at the Meeting if you were a shareholder of record of Ordinary Shares, nominal value NIS 0.01 (the “Ordinary Shares”), of the Company at the close of business on November 13, 2012 (the “Record Date”). You are also entitled to receive notice of the Meeting and to vote at the Meeting if you held Ordinary Shares through a bank, broker or other nominee that was a shareholder of record of the Company at the close of business on the Record Date or that appeared in the participant listing of a securities depository on that date.

On the Record Date, 49,269,500 Ordinary Shares were issued, of which 37,912,793 Ordinary Shares were outstanding and 11,356,707 Ordinary Shares were held in treasury.

Revocability of Proxies

A form of proxy card for use at the Meeting is attached. Please follow the instructions on the proxy card. If you return a duly executed proxy card to us, you may change your mind and cancel your proxy card by filing a written notice of revocation with the Company, by completing and returning a duly executed proxy card bearing a later date, or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Shares represented by a valid proxy card in the attached form will be voted in favor of all of the proposed resolutions to be presented to the Meeting, unless you clearly vote against a specific resolution.

Quorum, Voting and Solicitation

At least two shareholders who attend the Meeting in person or by proxy will constitute a quorum at the Meeting, provided that they hold shares conferring in the aggregate more than 50% of the voting power of the Company. If a quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned to the same day in the next week, at the same time and place. The Chairman of the Meeting may, however, adjourn the Meeting to a different day, time or place, with the consent of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on the question of adjournment. At an adjourned Meeting, any two shareholders who attend the Meeting in person or by proxy will constitute a quorum. The vote necessary to approve the resolutions relating to the matters upon which you will be asked to vote is specified below immediately following each proposed resolution. Each outstanding Ordinary Share is entitled to one vote upon each of the matters to be presented at the Meeting.

The Board of Directors of the Company is soliciting the attached proxy cards for the Meeting, primarily by mail and email. The original solicitation of proxies by mail and email may be further supplemented by solicitation by telephone and other means by certain officers, directors, employees and agents of the Company, but they will not receive additional compensation for these services. The Company will bear the cost of the solicitation of the proxy cards, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

Under Israel’s law, if a quorum is present in person or by proxy, broker non-votes and abstentions will be disregarded and will have no effect on whether the requisite vote is obtained. “Broker non-votes” are shares held by brokers or other nominees that are present in person or by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Brokers and other nominees have discretionary authority under the applicable rules to vote on “routine” matters. The uncontested election of directors is not considered a routine matter under these rules. Thus, it is critical for a shareholder that holds Ordinary Shares through a bank or broker to instruct its bank or broker how to vote those shares, if the shareholder wants those shares to count.

PROPOSAL ONE

REELECTION OF SHABTAI ADLERSBERG AS A CLASS III DIRECTOR

Background

The Company’s Board of Directors currently has five directors, including two outside directors within the meaning of Israel’s Companies Law (the “Companies Law”). Following the Meeting and assuming the shareholders elect the directors proposed in Proposals Nos. 1, 2 and 4, the Board of Directors will consist of six directors, including two outside directors. The Company’s Articles of Association provide for a classified Board of Directors with the Company’s directors (other than its outside directors) being divided into Class I, Class II and Class III directors.

The Board of Directors currently has one Class I director, Ms. Dana Gross, whose term is scheduled to expire at the 2013 Annual General Meeting of Shareholders, one Class II director, Mr. Joseph Tenne, whose term is scheduled to expire at the 2014 Annual General Meeting of Shareholders, and one Class III director, Mr. Shabtai Adlersberg, whose term is scheduled to expire at the Meeting.

In accordance with the Companies Law, each of the Company’s directors who is standing for reelection at the Meeting has certified to the Company that he meets all the requirements of the Companies Law for the election as director of a public company, and possesses the necessary qualifications, and has sufficient time to devote, in order to fulfill his duties as a director of the Company, taking into account the Company’s size and special needs.

The Company’s Nominating Committee recommended that Mr. Adlersberg be reelected as a Class III director at the Meeting for an additional three year term. The Company’s Board of Directors approved this recommendation and nominated Mr. Stanley Stern to serve as the Chairman of the Company’s Board of Directors instead of Mr. Shabtai Adlersberg, who advised the Board of his intention to resign from his position as Chairman of the Board following the Meeting.

Shareholders are being asked to reelect Mr. Adlersberg to serve as a Class III director for an additional term of three years, or until his successor is elected. Biographical information concerning Mr. Adlersberg follows.

Shabtai Adlersberg co-founded AudioCodes in 1993, and has served as our Chairman of the Board, President and Chief Executive Officer since inception. Mr. Adlersberg co-founded DSP Group, a semiconductor company, in 1987. From 1987 to 1990, Mr. Adlersberg served as the Vice President of Engineering of DSP Group, and from 1990 to 1992, he served as Vice President of Advanced Technology. As Vice President of Engineering, Mr. Adlersberg established a research and development team for digital cellular communication which was spun-off in 1992 as DSP Communications. Mr. Adlersberg also serves as Chairman of the Board of Directors of Natural Speech Communication Ltd. and as a director of MailVision Ltd and CTI Squared Ltd. Mr. Adlersberg holds an M.Sc. in Electronics and Computer Engineering from Tel Aviv University and a B.Sc. in Electrical Engineering from the Technion-Israel Institute of Technology, or the Technion.

Ms. Gross and Mr. Tenne are not standing for reelection at the Meeting. Biographical information concerning Ms. Gross and Mr. Tenne follows for informational purposes only.

Dana Gross has served as one of our directors since November 2010. She also served as one of our directors between 2000 and 2006. Ms. Gross has been a Venture Partner at Camel Ventures, a leading Israeli venture capital firm since 2009. From 2006 to 2008, Ms. Gross was a Senior Vice President, Israel Country Manager at SanDisk Corporation, a manufacturer of flash memory cards. From 1992 to 2006, Ms. Gross held various senior positions at M-Systems, a manufacturer of flash memory cards that was acquired by SanDisk, including Chief Marketing Officer, Vice President, World Wide Sales, President of M-Systems Inc. (U.S. subsidiary of M-Systems) and CFO, Vice President, Finance and Administration. In addition, Ms. Gross has served as a director of Tower Semiconductor Ltd. since 2009, and served as a director of M-Systems Ltd. from 1999 to 2006 and PowerDsine Ltd. from 2004 to 2007. Ms. Gross holds a B.Sc. in Industrial Engineering from Tel-Aviv University and an M.A. in business administration from San Jose State University.

Joseph Tenne has served as one of our directors since June 2003. Mr. Tenne is currently the Chief Financial Officer of Ormat Technologies, Inc., a company listed on the New York Stock Exchange, which is engaged in the geothermal and recovered energy business. Since January 2006, Mr. Tenne has also served as the Chief Financial Officer of Ormat Industries Ltd., an Israeli holding company listed on the Tel-Aviv Stock Exchange and the parent company of Ormat Technologies, Inc. From 2003 to 2005, Mr. Tenne was the Chief Financial Officer of Treofan Germany GmbH & Co. KG, a German company, which is engaged in the development, production and marketing of oriented polypropylene films, which are mainly used in the food packaging industry. From 1997 until 2003, Mr. Tenne was a partner in Kesselman & Kesselman, Certified Public Accountants in Israel and a member of PricewaterhouseCoopers International Limited. Mr. Tenne holds a B.A. in Accounting and Economics and an M.B.A. from Tel Aviv University. Mr. Tenne is also a Certified Public Accountant in Israel.

Proposal

The shareholders are being asked to reelect Shabtai Adlersberg as a Class III director for a term to expire at the 2015 Annual General Meeting of Shareholders, or until his successor is elected. Management knows of no current circumstances that would render Mr. Adlersberg unable to accept nomination or election.

It is proposed that the following resolution be adopted at the Meeting:

RESOLVED, that the shareholders of the Company hereby reelect Mr. Shabtai Adlersberg to the Board of Directors of the Company to serve as a Class III director for a term to expire at the 2015 Annual General Meeting.

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the reelection of Shabtai Adlersberg as a Class III director for a term to expire at the 2015 Annual General Meeting.

PROPOSAL TWO

ELECTION OF STANLEY STERN AS A CLASS III DIRECTOR

Background

The Company’s Nominating Committee recommended that Mr. Stanley Stern be elected at the meeting as a Class III director for a three year term. The Company’s Board of Directors approved this recommendation and nominated Mr. Stern to serve as the Chairman of the Company’s Board of Directors instead of Mr. Shabtai Adlersberg, who advised the Board of his intention to resign from his position as Chairman of the Board following the Meeting. The nomination of Mr. Stern as Chairman of the Board is subject to his election as a Class III director by the shareholders at the Meeting.

Shareholders are being asked to elect Mr. Stern to serve for a term of three years, expiring at the 2015 Annual General Meeting of Shareholders, or until his successor is elected. Biographical information concerning Mr. Stern follows.

Stanley Stern has served as a Managing Director and Head of Technology, Israeli Banking and FIG at Oppenheimer & Co. since January 2008. Prior to this, from March 2004 until December 2007, he served as a Managing Director and Head of Investment Banking at Oppenheimer. Prior to Oppenheimer, he was a Managing Director and the Head of Investment Banking with C.E. Unterberg, Towbin where he focused on technology and defense related sectors. From January 2000 until January 2002, Mr. Stern ran STI Ventures Advisory USA Inc., a venture capital firm focusing on technology investments. Before running STI Ventures, he spent over 20 years at CIBC Oppenheimer in the investment banking department and started the technology banking group in 1990. Mr. Stern serves as a Director of Tucows, Inc., an internet service provider, and a director of Given Imaging Ltd., a NASDAQ-listed leader of GI medical devices. From 2004 until 2009 he served as a director of Diamond.com, an online jewelry vendor. From 2005 until its sale in 2011, he served as a director and Chairman of the audit committee of Fundtech Ltd. Mr. Stern received his MBA from Harvard Business School and a BS from Queens College.

Proposal

The shareholders are being asked to elect Stanley Stern as a Class III director for a term to expire at the 2015 Annual General Meeting of Shareholders, or until his successor is elected. Management knows of no current circumstances that would render Mr. Stern unable to accept nomination or election.

It is proposed that the following resolution be adopted at the Meeting:

RESOLVED, that the shareholders of the Company hereby elect Mr. Stanley Stern to the Board of Directors of the Company to serve as a Class III director for a term to expire at the 2015 Annual General Meeting.

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of Stanley Stern as a Class III director for a term to expire at the 2015 Annual General Meeting.

PROPOSAL THREE

APPROVAL OF GRANT OF OPTIONS TO PURCHASE ORDINARY

SHARES OF THE COMPANY TO STANLEY STERN

Background

Under the Companies Law, the compensation of directors requires approval of the Audit Committee and Board of Directors, followed by shareholder approval. The Compensation Committee, the Audit Committee and the Board of Directors of the Company approved, subject to shareholder approval and the election of Mr. Stanley Stern as a Class III director, the grant of options to Mr. Stern to purchase 22,500 Ordinary Shares of the Company, with 7,500 options to vest upon each of the first, second and third anniversaries of the date of the Meeting, subject to the continuing service of Mr. Stern as a Class III director of the Company, with all the options becoming fully vested and exercisable upon a change of control of the Company. These options will have an exercise price equal to 100% of the closing price of the Ordinary Shares on the NASDAQ Global Select Market on the date of the Meeting, and will otherwise be subject to the standard terms of the Company’s option grants to directors.

Proposal

Shareholders are being asked to approve the grant of options to Mr. Stern, who is nominated for election as a Class III director of the Company as detailed above.

It is proposed that the following resolution be adopted at the Meeting:

RESOLVED, that subject to approval of Proposal Two, Mr. Stanley Stern be awarded compensation for service as a Class III director in options to purchase Ordinary Shares as follows: an aggregate of 22,500 options to purchase Ordinary Shares, of which 7,500 shall vest upon each of the first, second and third anniversaries of the date of the Meeting, subject to the continuing service of Mr. Stern as a Class III director of the Company, with all the options becoming fully vested and exercisable upon a change of control of the Company. These options shall be granted at an exercise price equal to 100% of the closing price of the Ordinary Shares on the NASDAQ Global Select Market on the date of the Meeting and upon the terms approved by the Company’s Audit Committee and Board of Directors.

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the grant of options to purchase Ordinary Shares to Mr. Stanley Stern as compensation for service as a Class III director of the Company.

PROPOSAL FOUR

REELECTION OF MR. DORON NEVO AS AN OUTSIDE DIRECTOR
FOR AN ADDITIONAL TERM OF THREE YEARS

Background

The Companies Law requires that the Company have at least two outside directors, who must meet certain statutory requirements of independence prescribed by the Companies Law. An outside director serves for a term of three years, which may be extended for additional three-year terms. An outside director can be removed from office only under very limited circumstances. All of the outside directors must serve on the Company’s Audit Committee, and at least one outside director must serve on each committee of the Company’s Board of Directors. The Chair of the Audit Committee must also be an outside director.

The Company’s outside directors are Mr. Doron Nevo and Dr. Eyal Kishon. Dr. Eyal Kishon’s term expires in 2014. The term of Mr. Doron Nevo is scheduled to expire at the Meeting, and he has been nominated for reelection at this Meeting. Biographical information concerning Mr. Doron Nevo follows.

Doron Nevo has served as one of our directors since 2000. Mr. Nevo is President and CEO of KiloLambda Technologies Ltd., an optical nano-technology company, which he co-founded in 2001. From 1999 to 2001, Mr. Nevo was involved in fund raising activities for Israeli-based startup companies. From 1996 to 1999, Mr. Nevo served as President and CEO of NKO, Inc. Mr. Nevo established NKO in early 1995 as a startup subsidiary of Clalcom, Ltd. NKO designed and developed a full scale, carrier grade, IP telephony system platform and established its own IP network. From 1992 to 1996, Mr. Nevo was President and CEO of Clalcom Ltd. Mr. Nevo established Clalcom in 1992 as a telecom service provider in Israel. He also serves as a director of Etgar - Portfolio Management Trust Co. and of a number of private companies. Mr. Nevo holds a B.Sc. in Electrical Engineering from the Technion – Israel Institute of Technology and an M.Sc. in Telecommunications Management from Brooklyn Polytechnic.

Dr. Kishon is not standing for reelection at the Meeting. Biographical information concerning Dr. Kishon follows for informational purposes only.

Dr. Eyal Kishon has served as one of our directors since 1997. Since 1996, Dr. Kishon has been Managing Partner of Genesis Partners, an Israel-based venture capital fund. From 1993 to 1996, Dr. Kishon served as Associate Director of Dovrat-Shrem/Yozma-Polaris Fund Limited Partnership. Prior to that, Dr. Kishon served as Chief Technology Officer at Yozma Venture Capital from 1992 to 1993. Dr. Kishon serves as a director of Allot Communications Ltd and Celtro Inc. From 1991 to 1992, Dr. Kishon was a Research Fellow in the Multimedia Department of IBM Science & Technology. From 1989 to 1991, Dr. Kishon worked in the Robotics Research Department of AT&T Bell Laboratories. Dr. Kishon holds a B.A. in Computer Science from the Technion – Israel Institute of Technology and an M.Sc. and a Ph.D. in Computer Science from New York University.

In accordance with the Companies Law, Mr. Doron Nevo has certified to the Company that he meets all the requirements of the Companies Law for the election as an outside director of a public company, and possesses the necessary qualifications, and has sufficient time to devote, in order to fulfill his duties as an outside director of the Company, taking into account the Company’s size and special needs.

The Company’s Nominating Committee recommended that Mr. Doron Nevo be reelected as an outside director at the Meeting for an additional three year term, and found that Mr. Doron Nevo has all necessary qualifications required to serve as an outside director under the Companies Law and as an independent director under the rules of the NASDAQ Global Market. The Company’s Audit Committee and Board of Directors approved the Nominating Committee’s recommendation and determined that, in light of the expertise and special contribution of Mr. Doron Nevo to the Company’s Board of Directors and board committees, the reelection of Mr. Doron Nevo as an outside director for an additional three years would be in the Company’s best interests.

Proposal

The shareholders are being asked to reelect Mr. Doron Nevo as an outside director for an additional term of three years, as detailed above. Management knows of no current circumstances that would render Mr. Doron Nevo unable to accept nomination or reelection.

It is proposed that the following resolution be adopted at the Meeting:

RESOLVED, that the shareholders of the Company hereby reelect Mr. Doron Nevo to the Board of Directors of the Company to serve as outside director for an additional term of three years.

Vote Required

The reelection of Mr. Doron Nevo as an outside director requires the vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on his reelection. In addition, the affirmative vote of the Ordinary Shares must either include at least a majority of the Ordinary Shares voted by shareholders who are not controlling shareholders and do not have a personal interest in the election of the outside director (excluding a personal interest that is not related to a relationship with the controlling shareholders), or the total shares of non-controlling shareholders and non-interested shareholders voted against this proposal must not represent more than two percent of the outstanding Ordinary Shares. For this purpose, you are asked to indicate on the enclosed proxy card whether you are a controlling shareholder or whether you have a personal interest in the adoption of the proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the reelection of Mr. Doron Nevo as an outside director for an additional term of three years.

PROPOSAL FIVE

APPROVAL OF GRANT OF OPTIONS TO PURCHASE ORDINARY

SHARES OF THE COMPANY TO MR. DORON NEVO

Background

As described in Proposal Three, under the Companies Law, the compensation of directors requires approval of the Audit Committee and Board of Directors, followed by shareholder approval. The Compensation Committee, the Audit Committee and the Board of Directors of the Company approved, subject to shareholder approval and the reelection of Mr. Nevo as an outside director, the grant of options to Mr. Nevo to purchase 22,500 Ordinary Shares of the Company, with 7,500 options to vest upon each of the first, second and third anniversaries of the date of the Meeting, subject to the continuing service of Mr. Nevo as an outside director of the Company, with all the options becoming fully vested and exercisable upon a change of control of the Company. These options will have an exercise price equal to 100% of the closing price of the Ordinary Shares on the NASDAQ Global Select Market on the date of the Meeting, and will otherwise be subject to the standard terms of the Company’s option grants to directors.

Proposal

Shareholders are being asked to approve the grant of options to Mr. Doron Nevo, who is nominated for reelection as outside director of the Company as detailed above.

It is proposed that the following resolution be adopted at the Meeting:

RESOLVED, that subject to approval of Proposal Four, Mr. Nevo be awarded compensation for service as an outside director in options to purchase Ordinary Shares as follows: an aggregate of 22,500 options to purchase Ordinary Shares, of which 7,500 shall vest upon each of the first, second and third anniversaries of the date of the Meeting, subject to the continuing service of Mr. Nevo as an outside director of the Company, with all the options becoming fully vested and exercisable upon a change of control of the Company. These options shall be granted at an exercise price equal to 100% of the closing price of the Ordinary Shares on the NASDAQ Global Select Market on the date of the Meeting and upon the terms approved by the Company’s Audit Committee and Board of Directors.

Vote Required

The grant of options to Mr. Doron Nevo requires the vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on the grant of options. In addition, the affirmative vote of the Ordinary Shares must either include at least a majority of the Ordinary Shares voted by shareholders who are not controlling shareholders and do not have a personal interest in the grant of options (excluding a personal interest that is not related to a relationship with the controlling shareholders), or the total shares of non-controlling shareholders and non-interested shareholders voted against this proposal must not represent more than two percent of the outstanding Ordinary Shares. For this purpose, you are asked to indicate on the enclosed proxy card whether you are a controlling shareholder or whether you have a personal interest in the adoption of the proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the grant of options to purchase Ordinary Shares to Mr. Doron Nevo as compensation for service as an outside director of the Company.

PROPOSAL SIX

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AND AUTHORIZATION OF AUDITORS’ COMPENSATION

Background

The Audit Committee and the Board of Directors have selected the accounting firm Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2012. Kost Forer Gabbay & Kasierer have audited the Company’s books and accounts since the year ended December 31, 1997.

Representatives of Kost Forer Gabbay & Kasierer will attend the Meeting and will be available to respond to appropriate questions raised during the Meeting.

Proposal

Shareholders are being asked to ratify the selection of Kost Forer Gabbay & Kasierer as the Company’s independent auditors for 2012, and to authorize the Company’s Board of Directors to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board of Directors intends to further delegate the authority to set the compensation of the auditors to the Audit Committee of the Board of Directors. The Audit Committee will pre-approve all services to be performed by, and compensation to be paid to, the Company’s auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

It is proposed that the following resolution be adopted at the Meeting:

RESOLVED, that the appointment of Kost Forer Gabbay & Kasierer as the Company’s independent public accountants for the fiscal year ending December 31, 2012 be, and it hereby is, ratified, and that the Board of Directors (or the Audit Committee, if authorized by the Board of Directors) be, and it hereby is, authorized to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services.

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of the Company’s independent auditors and the authorization of the compensation of the auditors.

REVIEW AND DISCUSSION OF THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2011

In accordance with Section 60(b) of the Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2011. The Annual Report on Form 20-F of the Company filed with the U.S. Securities and Exchange Commission (SEC) for the year ended December 31, 2011, including the audited Consolidated Financial Statements of the Company, is available on the Company’s website at www.audiocodes.com and on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Shabtai Adlersberg
Chairman of the Board

Dated: November 14, 2012

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